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                                                                Exhibit 3.2

                                                         FILED
                                        In the office of the Secretary of State
                                               of the State of California
                                                      OCT 27 1998
                                                       Bill Jones
                                             Bill Jones, Secretary of State



                            CERTIFICATE OF AMENDMENT
                                       OF
                              OZ INTERACTIVE, INC.

        The undersigned officers of OZ Interactive, Inc., a California corporation do hereby certify pursuant to Section 401(a) of the California General Corporation Law as to the following:

        1. They are the president and secretary, respectively, of OZ Interactive, Inc., a California corporation.

        2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

                                       I.

                     The name of this corporation is oz.com.

        3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

        4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with
Section 902 of the California General Corporation Law. The total number of outstanding shares of the corporation is 35,730,553. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Amendment are true and correct of our own knowledge.

Dated:   October 21, 1998 at San Francisco, California.


  /s/ GARRY HARE                               /s/ ROBERT D. FRIEDMAN
-------------------------------             ------------------------------------
Garry Hare, President                       Robert D. Friedman, Secretary



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